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                                                                  EXHIBIT 10.34

                       FLORISTS' TRANSWORLD DELIVERY, INC.
                 FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

         This First Amendment and Waiver to Credit Agreement (herein, the "AMENDMENT") is entered into as of March 12, 2002, by and among Florists' Transworld Delivery, Inc., a Michigan corporation (the "BORROWER"), IOS Brands Corporation, a Delaware corporation (the "PARENT"), the Subsidiaries listed on the signature pages hereof, as Guarantors, the several financial institutions listed on the signature pages hereof, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders.


                             PRELIMINARY STATEMENTS

          A. The Borrower, the Parent, the Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of September 27, 2001 (the "CREDIT AGREEMENT"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         B. The Parent has notified the Administrative Agent and the Lenders that it plans to enter into a reverse subsidiary merger pursuant to which (i) a new corporation ("MERGER SUB"), will be incorporated under Delaware law, with all of the capital stock of Merger Sub owned directly by the Borrower, (ii) Merger Sub will merge with and into FTD.COM, an existing direct subsidiary of the Borrower, with FTD.COM as the surviving corporation in such merger, and
(iii) all current shareholders of FTD.COM other than the Borrower will receive in such merger, in exchange for their shares of FTD.COM, shares of the common capital stock of the Parent, at an exchange ratio to be determined, with the result that FTD.COM will become a wholly-owned direct subsidiary of the Borrower (the transactions described in the foregoing clauses (i), (ii) and (iii), collectively, the "FTD.COM MERGER TRANSACTION").

         C. The Parent and the Borrower have requested that the Lenders consent to the FTD.COM Merger Transaction, and the Required Lenders are, concurrently herewith, consenting to the FTD.COM Merger Transaction pursuant to the terms set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           CONSENT AND WAIVER.

         By signing below, subject to the satisfaction of the conditions precedent set forth below, the Lenders hereby consent to the FTD.COM Merger Transaction, and waive any violations of the following Sections of Credit Agreement which could or would otherwise be directly caused thereby, as well as any Default or Event of Default which could or would otherwise result from such violations, whether such violations occurred or would otherwise occur before, on or after the date hereof: Sections 4.1 and 4.4 (which would otherwise require Merger Sub to become a Guarantor and pledge its assets in support of the Obligations and would require the Borrower to pledge the stock of Merger Sub in support of the Obligations), Section 8.1 (which would

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otherwise require that Merger Sub's existence be maintained), Section 8.9 (which could require consent of the Required Lenders if the FTD.COM Merger Transaction were deemed to be an Acquisition), Section 8.10 (which allows mergers of Subsidiaries but only into the Borrower or another Subsidiary, it being acknowledged that FTD.COM is specifically excluded from the defined term "SUBSIDIARY" as defined in the Credit Agreement), Section 8.11 (which restricts the transfer of stock of Subsidiaries, including Merger Sub), Section 8.17
(which requires consent of the Required Lenders to the formation of new Subsidiaries), and Section 8.26 (which prohibits FTD.COM from merging or consolidating with or into any Person).

SECTION 2.           AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  2.1. Section 8.5 of the Credit Agreement shall be amended to read in its entirety as follows:

                         SECTION 8.5. FINANCIAL REPORTS. Each of the Parent and the Borrower shall, and shall cause each Subsidiary and FTD.COM to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Parent, the Borrower and each Subsidiary (and, to the extent specifically required herein, FTD.COM) as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the
         Lenders:

                   (a) as soon as available, and in any event within 50 days after the last day of each fiscal quarter of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent and the Subsidiaries and FTD.COM as of the last day of such fiscal quarter and the consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and the Subsidiaries and FTD.COM for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified by its chief financial officer or treasurer or another officer of the Parent acceptable to the Administrative Agent;

                   (b) as soon as available, and in any event within 105 days after the close of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent and the Subsidiaries and FTD.COM as of the last day of the fiscal year then ended and the consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and the Subsidiaries and FTD.COM for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of KPMG LLP or another firm of independent public accountants of recognized standing, selected by the Parent and

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         reasonably satisfactory to the Administrative Agent and the
         Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Parent and the Subsidiaries and FTD.COM as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

                   (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent's or any Subsidiary's or FTD.COM's operations and financial affairs given to it by its independent public accountants;

                   (e) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary or FTD.COM to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Parent or any Subsidiary or FTD.COM with any securities exchange or the Securities and Exchange Commission or any successor agency;

                   (f) as soon as available, and in any event within 105 days after the end of each fiscal year of the Parent, a copy of the Parent's, the Borrower's and FTD.COM's consolidated business plan for the current fiscal year, such business plan to show the Parent's, the Borrower's and FTD.COM's projected consolidated revenues, expenses and balance sheet on quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Parent and in form satisfactory to the Administrative Agent and the Required Lenders (which shall include a summary of all assumptions made in preparing such business plan);

                   (g) notice of any Change in Control;

                   (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent or the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Parent or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

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                   (i) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent or the Borrower, written notice of the occurrence of any Default or Event of Default hereunder.

         Each of the financial statements furnished to the Lenders pursuant to subsection (a) of this Section 8.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer or treasurer of the Parent, or another officer of the Parent acceptable to the Administrative Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Parent or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.22, 8.23, and 8.24 of this Agreement.

                  2.2. Section 8.23(a) of the Credit Agreement shall be amended to read in its entirety as follows:

                  (a) The Parent shall, at all times, maintain Net Worth of the Parent and the Subsidiaries determined on a consolidated basis (but EXCLUDING from the calculation of Net Worth for the purpose of this
         Section 8.23(a) any increase in such Net Worth as a result of the FTD.COM Merger Transaction as defined in that certain First Amendment and Waiver to Credit Agreement among the parties hereto dated as of March 12, 2002) in an amount not less than the sum of (a) $24,000,000, plus (b) 50% of Net Income for each fiscal quarter of the Parent ending on and after September 30, 2001, for which such Net Income is a positive amount (I.E., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero) plus (c) 100% of the Net Cash Proceeds from the Parent's or any of the Subsidiaries' issuance of new equity securities pursuant to Section 1.13(b)(ii) hereof.

                  2.3. Section 8.26 of the Credit Agreement shall be amended by deleting the reference to "51%" appearing therein and replacing it with "100%".

                  2.4. Section 11.3 of the Credit Agreement shall be amended by deleting the reference to "Section 8.5(m)" appearing in the first sentence thereof and replacing it with "Section 8.5(i)".

                  2.5. Schedule 6.2 to the Credit Agreement shall be amended and restated to read in its entirety as set forth on Schedule 6.2 attached hereto.

                  2.6. Schedule A to the Pledge Agreement shall be amended and restated to read in its entirety as set forth on Schedule A attached hereto.

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SECTION 3.  CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1. The Parent, the Borrower, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

                  3.2. The FTD.COM Merger Transaction shall have occurred or shall occur contemporaneously herewith, on substantially the terms described in the recitals hereto and as otherwise disclosed to the Administrative Agent and the Lenders.

                  3.3. The Administrative Agent shall have received stock certificates representing all of the additional shares of FTD.COM issued to the Borrower in the FTD.COM Merger Transaction, together with stock powers duly endorsed in blank by the Borrower pledging such shares to the Administrative Agent for the benefit of the Lenders as Collateral for the obligations secured by the Pledge Agreement.

                  3.4. The Administrative Agent shall have received, for the ratable account of the Lenders, a one-time amendment fee in the amount of 0.15% of the Revolving Credit Commitments of the Lenders (whether used or unused).

                  3.5. The Borrower shall have paid all reasonable accrued and unpaid legal fees, expenses and disbursements of Chapman and Cutler, counsel to the Administrative Agent, incurred in connection with the Credit Agreement or this Amendment.

SECTION 4.  REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct and that the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment (other than any such Default or Event of Default as is specifically waived hereby).

SECTION 5.  MISCELLANEOUS.

        5.1. The Parent, the Borrower and the Guarantors have heretofore executed and delivered to the Lenders the Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower, the Parent and the Guarantors thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged

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hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        5.3. The Borrower agrees to pay on demand all reasonable third party costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

        5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

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         This First Amendment and Waiver to Credit Agreement is entered into as of this 12th day of March, 2002.

                                  BORROWER

                                  FLORISTS' TRANSWORLD DELIVERY, INC.


                                  By /s/   Jon R. Burney
                                     ------------------------------------
                                     Name  Jon R. Burney
                                     Title Secretary


                                  GUARANTORS


                                  IOS BRANDS CORPORATION


                                  By /s/   Jon R. Burney
                                     ------------------------------------
                                     Name  Jon R. Burney
                                     Title Secretary


                                  VALUE NETWORK SERVICE, INC.


                                  By /s/   Jon R. Burney
                                     ------------------------------------
                                     Name  Jon R. Burney
                                     Title Secretary


                                  FTD HOLDINGS, INCORPORATED


                                  By /s/   Jon R. Burney
                                     ------------------------------------
                                     Name  Jon R. Burney
                                     Title Secretary


                                  By /s/   Robert L. Norton
                                     ------------------------------------
                                     Name  Robert L. Norton
                                     Title President

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                                  FTD INTERNATIONAL CORPORATION


                                  By /s/   Jon R. Burney
                                     ------------------------------------
                                     Name  Jon R. Burney
                                     Title Secretary

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                                  LENDERS

                                  HARRIS TRUST AND SAVINGS BANK, in its
                                  individual capacity as a Lender and as
                                  Administrative Agent


                                  By /s/   Kirby M. Law
                                     ------------------------------------
                                     Name  Kirby M. Law
                                     Title Vice President


                                  U.S. BANK NATIONAL ASSOCIATION


                                  By /s/   R. Michael Newton
                                     ------------------------------------
                                     Name  R. Michael Newton
                                     Title Vice President


                                  KEYBANK NATIONAL ASSOCIATION


                                  By /s/   Frank J. Jancar
                                     ------------------------------------
                                     Name  Frank J. Jancar
                                     Title Vice President


                                  STANDARD FEDERAL BANK, N.A., F/K/A
                                     MICHIGAN NATIONAL BANK


                                  By /s/   Gregory E. Castle
                                     ------------------------------------
                                     Name  Gregory E. Castle
                                     Title First Vice President

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                                  SCHEDULE 6.2


                                  SUBSIDIARIES

                                JURISDICTION OF                   PERCENTAGE
             NAME                 ORGANIZATION                    OWNERSHIP            OWNER

Florists' Transworld                      Michigan                    100%             IOS BRANDS
Delivery, Inc.                                                                        Corporation

Florists' Transworld                      Ontario,                    100%        Florists' Transworld
Delivery Association                      Canada                                      Delivery, Inc.
of Canada Limited

Value Network                             Delaware                    100%             IOS BRANDS
Service, Inc.                                                                         Corporation

FTD Holdings,                             Delaware                    100%        Florists' Transworld
Incorporated                                                                          Delivery, Inc.

FTD.COM INC.                              Delaware                    100%*       Florists' Transworld
                                                                                      Delivery, Inc.

Florists Transworld                      Mexico, D.F.                 100%          FTD International
Delivery de Mexico, S.                                                                 Corporation
de R.L. de C.V.

FTD International                         Delaware                    100%             IOS BRANDS
Corporation                                                                           Corporation

Renaissance Greeting                        Maine                     100%           FTD Holdings,
Cards, Inc.                                                                           Incorporated

         Although listed on this Schedule, FTD.COM is specifically excluded from the definition of "Subsidiary" set forth in the Credit Agreement.

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                         SCHEDULE A TO PLEDGE AGREEMENT


                             THE PLEDGED SECURITIES

                                                                                                              PERCENTAGE
                                                       JURISDICTION OF       NO. OF        CERTIFICATE        OF ISSUER'S
    NAME OF PLEDGOR            NAME OF ISSUER            INCORPORATION       SHARES             NO.              STOCK
    ---------------            --------------          ---------------       ------        -----------        -----------
IOS Brands Corporation    Florists' Transworld             Michigan              100             #1               100%
                          Delivery, Inc.

                          Value Network Service,           Delaware              100             #1               100%
                          Inc.

                          FTD International                Delaware             1,000            #2               100%
                          Corporation

Florists' Transworld      FTD Holdings,                    Delaware             3,000       #1 (1 share)          100%
Delivery, Inc.            Incorporated                                                       #2 (2,999
                                                                                              shares)
                          FTD.COM, Inc.                    Delaware           _________       ________            100%

                          Florists' Transworld              Ontario             9.75             #2               65%
                          Delivery Association of
                          Canada Limited
                          Interflora, Inc.                 Michigan              500             #1               33%

Value Network Service,    None
Inc.

FTD Holdings,             Renaissance Greeting               Maine               800        #1 (1 share)          100%
Incorporated              Cards, Inc.                                                         #2 (799
                                                                                              shares)

FTD International         Florists' Transworld          Mexico, Federal       1,950 MXP         N/A               65%
Corporation               Delivery de Mexico, S.           District
                          de R.L. de C.V.
Renaissance Greeting      None
Cards, Inc.